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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Prospectus Supplement for Advanta Revolving Home Equity Loan Trust 1999-B and in Exhibit A to this Prospectus Supplement.

                                             /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
September 21, 1999